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                                  EXHIBIT 99.1
                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                                915 SECAUCUS ROAD
                           SECAUCUS, NEW JERSEY 07094

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                  APRIL 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408


Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, The Children's Place Retail Stores, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the February 2, 2002 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

Very truly yours,

The Children's Place Retail Stores, Inc.

/s/  Seth L. Udasin

Seth L.Udasin
Vice President and Chief Financial Officer






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